Consent of Independent Auditors


The Board of Directors
The Pittston Company:


We consent to incorporation by reference in the registration statement on Form S-8 of The Pittston Company of our reports dated January 27, 1999 (except as to
Note 22 for The Pittston Company and as to note 23 for Pittston Minerals Group, which are as of March 15, 1999), relating to the financial statements listed in the Index to Financial Statements in Item 14(a)1 included in the 1998 Annual Report on Form 10-K of The Pittston Company, which reports appear in the 1998 Annual Report on Form 10-K of The Pittston Company.

Our reports relating to the financial statements of Pittston Brink's Group, Pittston BAX Group and Pittston Minerals Group contain an explanatory paragraph that states that the financial statements of Pittston Brink's Group, Pittston BAX Group and Pittston Minerals Group should be read in connection with the consolidated financial statements of The Pittston Company and subsidiaries.

Our report relating to the consolidated financial statements of The Pittston Company and subsidiaries refers to changes in the method of accounting for costs of computer software developed for internal use and derivative instruments and hedging activities in 1998 and impairment of long-lived assets in 1996. Our report relating to the financial statements of Pittston BAX Group refers to changes in the method of accounting for costs of computer software developed for internal use and derivative instruments and hedging activities in 1998. Our report relating to the financial statements of Pittston Minerals Group refers to changes in the method of accounting for derivative instruments and hedging activities in 1998 and impairment of long-lived assets in 1996.

We also consent to incorporation by reference in the registration statement on Form S-8 of The Pittston Company of our report dated May 28, 1998, relating to the statements of assets available for plan benefits with fund information of The Savings Investment Plan of The Pittston Company and Its Subsidiaries as of December 31, 1997 and 1996 and the related statements of changes in assets available for plan benefits with fund information for the years then ended, which report appears in the 1997 Annual Report on Form 11-K of The Savings Investment Plan of The Pittston Company and its subsidiaries.


/s/ KPMG LLP


Richmond, Virginia
May 12, 1999